UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  October 26, 2011

NorthWestern Corporation
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-10499 (Commission File Number)	46-0172280 (IRS Employer Identification No.)
3010 W. 69th Street Sioux Falls, South Dakota (Address of principal executive offices)		57108 (Zip Code)
(605) 978-2900 (Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03	Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 26, 2011, the Board of Directors (the “Board”) of NorthWestern Corporation d/b/a NorthWestern Energy (NYSE: NWE) (the “Company”) amended and restated the Company’s Amended and Restated Bylaws (as amended, the “Bylaws”). The amendments primarily related to eliminating references in the Bylaws to previous events that no longer are applicable to the Company and to permit meetings to occur via an electronic meeting system. The amendments cover the following Bylaws provisions:

Section 3.3	Term of Office. Amended to delete references to the initial term of the members of the Board when the Company emerged from bankruptcy in 2004
Section 3.11	Meetings by Telephone Conference Call. Added reference to “electronic meeting system” as a means by which Board meetings may be conducted
Section 7.6	Nonvoting Stock. Amended to delete reference to the “Effective Date” date of the Company’s emergence from bankruptcy in 2004 and replaced it with the actual date

The foregoing description of the amendments to and restatement of the Bylaws does not purport to be complete and is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws of NorthWestern Corporation, a copy of which is attached as Exhibit 3.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
3.1*	Amended and Restated Bylaws of NorthWestern Corporation

* filed herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NORTHWESTERN CORPORATION

By:	/s/ Timothy P. Olson
Timothy P. Olson
Corporate Secretary

Date: October 31, 2011

Index to Exhibits

EXHIBIT NO.	DESCRIPTION OF DOCUMENT
3.1*	Amended and Restated Bylaws of NorthWestern Corporation

* filed herewith